Exhibit 99.1
CUSIP No. 65345M 108
Joint Filing Agreement

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Statement on Schedule 13D, as amended, with respect to the Class A Common Stock, par value $0.0001 per share, of Nextdoor Holdings, Inc., to which this Agreement is attached as an Exhibit, and any additional amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. This Agreement may be executed, either manually or electronically, in one or more counterparts.

Dated: March 18, 2024     NIRAV TOLIA

/s/ Nirav Tolia

Dated: March 18, 2024    TOLIA FAMILY TRUST DATED JUNE 30, 2008

By:_/s/ Nalin Tolia
Nalin Tolia, Trustee

Dated: March 18, 2024    TOLIA FAMILY CHILDREN’S TRUST DATED MARCH 13, 2014

By:_/s/ Nalin Tolia
Nalin Tolia, Trustee

Dated: March 18, 2024    NALIN TOLIA

/s/ Nalin Tolia

Dated: March 18, 2024    MEGHA TOLIA

/s/ Megha Tolia